EXHIBIT 25

                                POWER OF ATTORNEY
                                   CONCERNING
                              FORM 10-K FISCAL 1997


         Each person whose signature appears below constitutes and appoints LESLIE A. WILLIG his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and any or all amendments to such Annual Report on other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature                                                        Date
---------                                                        ----

/s/John R. Helmen, Chief Executive Officer,
President and Director (Principal executive officer)             March 13, 1998


/s/Leslie A. Willig                                              March 13, 1998
Leslie A. Willig, Chairman

/s/Curtis R. Jackels                                             March 13, 1998
Curtis R. Jackels, Vice President
and Treasurer (principal financial and principal
accounting officer)

/s/George A. Kiproff                                             March 13, 1998
George A. Kiproff, Director

/s/James R. Loomis                                               March 13, 1998
James R. Loomis, Director

/s/Thomas J. Cassady                                             March 13, 1998
Thomas J. Cassady, Director

/s/Joe M. Kilgore                                                March 13, 1998
Joe M. Kilgore, Director